SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2004

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

10700 Parkridge Boulevard, Suite 600, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

     The following information is being furnished pursuant to Item 12 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12 (a)(2) of the Securities Act of 1933, as amended. In addition, the furnished information shall not be deemed to be incorporated by reference in any of our filings with the U.S. Securities and Exchange Commission, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

     On February 26, 2004, we issued a press release announcing certain financial and operating results for the year and three months ended December 31, 2003. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated by reference into Item 12 of this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)

By:	/s/ ROBERT J. GILKER

Robert J. Gilker
Vice President and General Counsel

Date: February 26, 2004